Exhibit 24.1


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Terex Corporation Annual Report on Form 10-K for the year ended December 31, 1998 (including, without limitation, amendments), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Signature                       Title                              Date
   ---------                       -----                              ----
/s/ Ronald M. DeFeo      Chairman, Chief Executive Officer      March 30, 1999
Ronald M. DeFeo               and Director
                              (Principal Executive Officer)

/s/ Joseph F. Apuzzo     Vice President - Corporate Finance     March 30, 1999
Joseph F. Apuzzo              (Principal Financial Officer)

/s/ Kevin M. O'Reilly    Controller                             March 30, 1999
Kevin M. O'Reilly             (Principal Accounting Officer)

/s/ G. Chris Andersen    Director                               March 30, 1999
G. Chris Andersen

/s/ William H. Fike      Director                               March 30, 1999
William H. Fike

/s/ Donald P. Jacobs     Director                               March 30, 1999
Donald P. Jacobs

/s/ Bruce I. Raben       Director                               March 30, 1999
Bruce I. Raben

/s/ Marvin B. Rosenberg  Director                               March 30, 1999
Marvin B. Rosenberg

/s/ David A. Sachs       Director                               March 30, 1999
David A. Sachs

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